Exhibit 16.1

March 8, 2019

Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549-7561

Re: First National Energy Corporation

Dear Madame or Sir

On February 26 2019 we resigned as auditor for First National Energy Corporation ended. We have read First National Energy Corporation’s statement included under Item 4.01 of its Form 8-K dated March 8, 2019 and agree with such statements, insofar as they apply to us.

Very truly yours,

/s/ SLF
Schwartz Levitsky Feldman LLP ("SLF"),
March 12, 2019